Exhibit 4.1

EXECUTION VERSION

NEW JERSEY RESOURCES CORPORATION

FIRST AMENDMENT

Dated as of July 25, 2014

to

Shelf Note Purchase Agreement
Dated as of June 30, 2011

FIRST AMENDMENT TO SHELF NOTE PURCHASE AGREEMENT

This First Amendment, dated as of July 25, 2014 (the or this “First Amendment”), to the Shelf Note Purchase Agreement, dated as of June 30, 2011, is between New Jersey Resources Corporation, a New Jersey corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”) and each of the other institutions which is a signatory to this First Amendment as a Noteholder (the “Noteholders”), on the other hand.

Recitals:

A.     The Company and Prudential have heretofore entered into the Shelf Note Purchase Agreement, dated as of June 30, 2011 (the “Note Agreement”). Pursuant to the Note Agreement, the Company has heretofore issued to the Noteholders the Company’s 3.25% Senior Series A Notes due September 17, 2022 in an original aggregate principal amount of $50,000,000.

B.     The Company, Prudential and the Noteholders now desire to amend the Note Agreement in the respects, but only in the respects, hereinafter set forth.

C.     Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

D.     All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company, Prudential and the Noteholders do hereby agree as follows:

SECTION 1. AMENDMENTS.

Effective at the time provided in Section 3.1 hereof, the Note Agreement is amended as follows:

1.1.     The Cover Page of the Note Agreement is amended to delete the “$75,000,000” therefrom.

1.2.     Section 1.1 of the Note Agreement is amended in its entirety to read as follows:

“Section 1.1.     Authorization of Notes.

(a)     Series A Notes. The Company has heretofore issued and sold under this Agreement its 3.25% Senior Series A Notes due September 17, 2022 in the original aggregate principal amount of $50,000,000 (the “Series A Notes”).

(b)     Additional Notes. In addition to the Series A Notes, the Company may authorize the issue and sale from time to time on or before July 25, 2017, in one or more Series (as hereinafter defined), of up to $100,000,000 aggregate principal amount of its senior promissory notes (collectively with the Series A Notes, the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13), to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than 20 years after the date of original issuance thereof, to have an average life, in the case of each Note so issued, of no more than 20 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.1(f). The Notes of any Series shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers of the Notes of such Series and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes.”

1.3.     The third sentence of Section 2.1(a) of the Note Agreement is amended in its entirety to read as follows:

“At any time, the aggregate principal amount of Notes stated in Section 1.1(b), minus the aggregate principal amount of Notes (other than the Series A Notes) purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. For avoidance of doubt, for the purposes of this Agreement, as of July 25, 2014 the Company’s 3.48% Senior Series B Notes due November 7, 2024 to be in the original aggregate principal amount of $100,000,000, with respect to which the Company accepted an interest rate quote on July 25, 2014, constitute Accepted Notes not yet purchased or sold hereunder.”

1.4.     Clause (i) of Section 2.1(b) of the Note Agreement is amended in its entirety to read as follows:

“(i) July 25, 2017 (or if such date is not a Business Day, the Business Day next preceding such date)”

1.5.     Section 5.16 of the Note Agreement is amended in its entirety to read as follows:

“Section 5.16.     Foreign Assets Control Regulations, Etc.

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(a)     Neither the Company nor any Controlled Entity is (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)     Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)     No part of the proceeds from the sale of the Notes hereunder:

(i)     constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)     will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)     will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)     The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.”

1.6.     Clauses (d) and (e) of Section 6.2 of the Note Agreement are amended in their entireties to read as follows:

“(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are

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managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or”

1.7.     Section 10.14 of the Note Agreement is amended in its entirety to read as follows:

Section 10.14.     Terrorism Sanctions Regulations. The Company covenants that it will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of any of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder of a Note to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws, or (c) engage, or permit any Affiliate of either to engage, in any activity that could subject such Person or any holder of a Note to sanctions under CISADA or any similar (federal or state) law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions Laws.

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1.8.     Schedule B to the Note Agreement is amended by adding the following defined terms thereto in proper alphabetical location:

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“CISADA” shall mean the Comprehensive Iran Sanctions Accountability and Divestment Act.

“Control” is defined in the definition of “Affiliate”. “Controlling” and “Controlled” shall have the meanings correlative thereto.

“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“OFAC” shall mean Office of Foreign Assets Control, United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States

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pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

1.9.     Schedule B to the Note Agreement is further amended by deleting the defined term “Anti-Terrorism Order” therefrom.

1.10.     Schedule 5.4 to the Note Agreement is amended by amending and restating such schedule in the form of Schedule 5.4 attached hereto.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1.     To induce Prudential and the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Noteholders that:

(a)     this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(b)     the Note Agreement, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;

(c)     the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)     as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and

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(e)     all the representations and warranties contained in Section 5 of the Note Agreement (as amended hereby) are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof except for representations and warranties as of a specified date, which representations and warranteies are true and correct in all material respects on and as of the specified dates referred to therein.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

3.1.     This First Amendment shall not become effective until, and shall become effective as of July 25, 2014 when, each and every one of the following conditions shall have been satisfied:

(a)     counterparts of this First Amendment, duly executed by the Company, each Guarantor, Prudential and the Noteholders, shall have been delivered to the Noteholders;

(b)     the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this First Amendment, certified by its Secretary or an Assistant Secretary; and

(c)     the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this First Amendment shall become effective as of July 25, 2014.

SECTION 4. REAFFIRMATION.

Each Guarantor hereby consents to the terms and conditions of this First Amendment and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guarantee Agreement, including, without limitation, with respect to the Note Agreement, as amended by this First Amendment.

SECTION 5. EXPENSES.

The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or the Noteholders in connection with this First Amendment or the transactions contemplated hereby, in enforcing any rights under First Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.

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SECTION 6. MISCELLANEOUS.

6.1.     This First Amendment shall be construed in connection with and as part of the Note Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. The Company acknowledges and agrees that neither Prudential nor any Noteholder is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments, waivers or consents of any type, whether or not under similar circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of this First Amendment.

6.2.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

6.3.     The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

6.4.     This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

6.5.     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.

[Signature Pages Follow]

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NEW JERSEY RESOURCES CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

NJR RETAIL HOLDINGS CORPORATION

By:	/s/ Laurence M. Downes
Name:	Laurence M. Downes
Title:	President and Treasurer

NJR HOME SERVICES COMPANY

By:	/s/ Stanley Kosierowski
Name:	Stanley Kosierowski
Title:	President

NJR PLUMBING SERVICES, INC.

By:	/s/ Stanley Kosierowski
Name:	Stanley Kosierowski
Title:	President

NJR SERVICE CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

NJR ENERGY SERVICES COMPANY

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

[Signature Page to First Amendment]

NJR ENERGY INVESTMENTS CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

NJR CLEAN ENERGY VENTURES CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

COMMERCIAL REALTY AND RESOURCES CORP.

By:	/s/ Glenn C. Lockwood
Name:	Glenn C. Lockwood
Title:	President, Chief Financial Officer and Treasurer

NJR INVESTMENT COMPANY

By:	/s/ Patrick Migliaccio
Name	Patrick Migliaccio
Title:	Treasurer

NJR MIDSTREAM HOLDINGS CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

[Signature Page to First Amendment]

NJR ENERGY CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

NJR STORAGE HOLDINGS COMPANY

By:	/s/ Glenn C. Lockwood
Name:	Glenn C. Lockwood
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

TWO DOT WIND FARM, LLC

By:	NJR Clean Energy Ventures Corporation II,
its Sole Member

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

NJR CLEAN ENERGY VENTURES II CORPORATION

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

CARROLL AREA WIND FARM, LLC

By:	NJR Clean Energy Ventures II Corporation,
its Sole Member

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

[Signature Page to First Amendment]

ALEXANDER WIND FARM, LLC

By:	NJR Clean Energy Ventures II Corporation, its Sole Member

By:	/s/ Patrick Migliaccio
Name:	Patrick Migliaccio
Title:	Treasurer

[Signature Page to First Amendment]

Accepted and Agreed to:

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Brian E. Lemons
Vice President

Noteholders:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian E. Lemons
Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Brian E. Lemons
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Brian E. Lemons
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Brian E. Lemons
Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Brian E. Lemons
Vice President

[Signature Page to First Amendment]

Schedule 5.4

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK

Subsidiary	Jurisdiction of Incorporation/ Formation	Percentage Ownership	Shareholder	Status	Regulated
New Jersey Natural Gas Company	New Jersey	100	New Jersey Resources Corporation	Unrestricted	Yes
NJR Energy Services Company	New Jersey	100	New Jersey Resources Corporation	Restricted	No
NJR Retail Holdings Corporation	New Jersey	100	New Jersey Resources Corporation	Restricted	No
NJR Home Services Company	New Jersey	100	NJR Retail Holdings Corporation	Restricted	No
NJR Plumbing Services, Inc.	New Jersey	90	NJR Retail Holdings Corporation	Restricted	No
NJR Energy Investments Corporation	New Jersey	100	New Jersey Resources Corporation	Restricted	No
NJR Storage Holdings Company	Delaware	100	NJR Energy Holdings Corporation	Unrestricted	No
NJR Steckman Ridge Storage Company	Delaware	100	NJR Storage Holdings Company	Unrestricted	No
Commercial Realty and Resources Corp.	New Jersey	100	NJR Retail Holdings Corporation	Restricted	No
NJR Investment Company	New Jersey	100	NJR Energy Investments Corporation	Inactive Restricted	No
NJR Energy Holdings Corporation	New Jersey	100	NJR Energy Investments Corporation	Unrestricted	No
NJR Energy Corporation	New Jersey	100	NJR Energy Investments Corporation	Unrestricted	No
NJR Clean Energy	New Jersey	100	NJR Energy Investments	Unrestricted	No

Subsidiary	Jurisdiction of Incorporation/ Formation	Percentage Ownership	Shareholder	Status	Regulated
Ventures Corporation			Corporation
NJR Clean Energy Ventures II Corporation	New Jersey	100	NJR Clean Energy Ventures Corporation	Unrestricted	No
Two Dot Wind Farm, LLC	Delaware	100	NJR Clean Energy Ventures II Corporation	Unrestricted	No
Carroll Area Wind Farm, LLC	Iowa	100	NJR Clean Energy Ventures II Corporation	Unrestricted	No
Alexander Wind Farm, LLC[1]	Delaware	100	NJR Clean Energy Ventures II Corporation	Unrestricted	No
NJR Pipeline Company	New Jersey	100	NJR Energy Holdings Corporation	Unrestricted	No
NJNR Pipeline Company	New Jersey	100	NJR Energy Holdings Corporation	Unrestricted	No
NJR Service Corporation	New Jersey	100	New Jersey Resources Corporation	Inactive Restricted	No

[1] Acquired on October 8, 2014